Exhibit 99.2


                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)


In re:                                 *

DOCTORS HEALTH, INC.,                  *        Case No. 98-6-6211-JFS
                                                       (Chapter 11)
        Debtor.                        *

                                       *

*   *    *    *    *    *    *    *    *    *    *    *    *    *    *    *    *


                          ORDER AUTHORIZING PAYMENT OF
                           PREPETITION ACCRUED WAGES,
                   PAYROLL TAXES, AND OTHER EMPLOYEE BENEFITS
                   __________________________________________


              Upon consideration of the Motion for Order Authorizing Payment of Prepetition Sales Taxes and Accrued Wages, Payroll Taxes and Other Employee Benefits (the "Motion") filed by Doctors Health, Inc., the Debtor-in-Possession herein (the "Debtor"), and it appearing that the relief requested in the Motion is necessary and in the best interests of this estate, it is this 20th day of November, 1998, by the United States Bankruptcy Court for the District of Maryland, sitting at Baltimore,

              ORDERED, that the Debtor be, and it hereby is, authorized to pay its prepetition accrued wages, expense reimbursement, severance pay, payroll taxes, and other employee benefits, and to pay such obligations on an ongoing



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basis, all as set forth in the Motion, and to use its various checking and other bank accounts as set forth in the Motion.

                                       /s/ James F. Schneider
                                       ______________________
                                       JAMES F. SCHNEIDER
                                       United States Bankruptcy Judge


cc:  Richard L. Wasserman, Esquire
     Venable, Baetjer and Howard, LLP
     1800 Mercantile Bank & Trust Bldg.
     2 Hopkins Plaza
     Baltimore, Maryland 21201

     Karen H. Moore, Esquire
     Assistant United States Trustee
     Office of the United States Trustee
     300 West Pratt Street, Suite 350
     Baltimore, Maryland  21201

     Edward C. Dolan, Esquire
     Stephen Zempolich, Esquire
     Hogan & Hartson, L.L.P.
     Columbia Square, 555 13th Street, N.W.
     Washington, D.C.  20004-1109

     David Golay, Esquire
     Mark Joachim, Esquire
     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, NY  10004-1980


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